Exhibit 99.1

News Release | For Immediate Release
Zix Corporation Reports Another Record-High Revenue Quarter as Company Announces Second Quarter 2009 Financial Results
ZixCorp rejoins Russell 3000 Index as strong revenues and total orders from the Email Encryption business continue to drive performance for the Company
DALLAS — July 28, 2009 — Zix Corporation (ZixCorp®), (Nasdaq: ZIXI), the leader in hosted services for email encryption and payor-sponsored e-prescribing, today announced financial results for the second quarter ended June 30, 2009. ZixCorp recorded second quarter revenues of $7.4 million and a GAAP net loss of $1.9 million for the quarter, or $0.03 loss per share, compared with revenues of $7.0 million and a GAAP net loss of $1.4 million, or $0.02 loss per share, in the corresponding quarter in 2008. Adjusted net loss (see “Use of Non-GAAP Financial Information” below and the attached Reconciliation of GAAP to Non-GAAP Financial Measures) was $0.8 million, or $0.01 loss per share, compared with an adjusted net loss of $0.7 million, or $0.01 loss per share, in the corresponding quarter in 2008.
“Another solid quarter, particularly in our Email Encryption business, led to our highest results for both overall revenue and total orders for Email,” said Rick Spurr, Chairman and Chief Executive Officer for ZixCorp. “Regulatory compliance with specific measures, such as the expansion of HIPAA in the American Recovery and Reinvestment Act, also known as the stimulus package, and new state laws such as those in Massachusetts and Nevada, combined with an overall shift under the current administration to a more stringent regulatory environment, led to strong sales results in both healthcare and financial services. The impact from the economy and competition that we saw in our renewal rate in the second quarter was more than offset by the strong demand for our services from new customers, and we believe there will continue to be strong demand in the Email Encryption market over the next several quarters. As a recognized leader in the Email Encryption industry, with a superior SaaS architecture, management of encryption keys ‘in the cloud’ and a growing stable of industry-leading OEM partners, we are optimistic that we should see continued growth in this business. While we assess strategic alternatives for our e-Prescribing business, we continue to believe that the capability to deliver real-time, patient-specific information to physicians at the point of care, such as through our PocketScript® e-Prescribing platform, will be a key element to the successful reform of this country’s healthcare system.”
Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

Corporate Highlights
•	Company-wide second quarter 2009 revenue of $7.4 million is up 6 percent over the comparable quarter in 2008, meeting previously-issued revenue guidance of $7.3 to $7.6 million
•	Cash and cash equivalents at June 30, 2009 were $12.5 million compared with $12.2 million at the end of the first quarter of 2009 and $13.2 million at December 31, 2008. Cash and cash equivalents remain below the December 31, 2008 level, primarily because of a slow-down in customer payments and certain non-recurring cash items in the quarter.
•	ZixCorp rejoined the Russell 3000 Index when the index was reconstituted on June 26, 2009
Business Highlights
Email Encryption
•	Email Encryption revenue for second quarter 2009 was $6.4 million, up 13 percent when compared with the same quarter in 2008
•	New first-year orders were $1.7 million, compared with $1.4 million in the same period in 2008. Total orders for the quarter were a record $10.0 million, compared with $8.4 million in the same period of 2008
•	ZixCorp reported a renewal rate for eligible contracts of 86 percent, lower than the historical rate of 93 to 95 percent due to customers’ budget constraints resulting from the poor economy and competitive threats in the form of pricing pressure and bundled solutions
•	ZixCorp announced enhancements to its Email Encryption service, including the introduction of two new filters to comply with recent state privacy regulations in Massachusetts and Nevada
•	The Company launched a series of well-attended compliance webinars on topics including state privacy laws and enhancements to HIPAA in the American Recovery and Reinvestment Act
•	ZixCorp entered into an OEM partnership with Webroot, who announced that it was embedding ZixCorp’s Email Encryption service into the Webroot Email Security SaaS
e-Prescribing
•	e-Prescribing revenue for second quarter 2009 was $1.0 million, down 23 percent when compared with the same quarter in 2008

•	The Company’s PocketScript business met the e-Prescribing deployment guidance of 300 to 350 for the second quarter with 325 deployments
•	ZixCorp processed over 2.5 million e-scripts in the second quarter, an increase of approximately 19 percent over the second quarter of 2008
•	ZixCorp’s PocketScript e-Prescribing service is among the options available to physicians on a new American Medical Association (AMA) online vendor selection tool
•	ZixCorp announced earlier that it had retained Allen & Co to assist the Company’s Board of Directors in reviewing strategic alternatives for maximizing the shareholder value of its e-Prescribing business
Financial Highlights
Note: All gross profit and expenditure explanations below are based on adjusted non-GAAP amounts, the primary adjustments of which are non-cash stock-based compensation under SFAS 123R and non-recurring expense items— see “Use of Non-GAAP Financial Information” below and the “Reconciliation of GAAP to Non-GAAP Financial Measures” presented with attached financial statements.
Revenues by Product Second Quarter 2009

			3-month Variance
	3 Months Ended June 30,		2009 vs. 2008
	2009	2008	$	%
Email Encryption	$6,379,000	$5,667,000	$712,000	13%
e-Prescribing	992,000	1,291,000	(299,000)	(23%)

Total revenues	$7,371,000	$6,958,000	$413,000	6%

Revenues: The increase in Email Encryption revenue was due to the growth inherent in our successful subscription model with steady additions to the subscriber base coupled with a high rate of renewing existing customers. The decline in e-Prescribing revenue was driven primarily by fewer new prescriber deployments in 2008 and early 2009 compared with 2007, which led to a decline in deployment fees and a drop in fee revenue after reaching a contractual cap in one customer program. The Company’s order backlog (contractually bound service contracts that represent future revenue to be recognized as the services are provided) was a record $41.4 million on June 30, 2009.
Gross Profit: The Company recorded an adjusted gross profit of $5.1 million (69 percent of revenue) for the second quarter 2009, compared with $4.5 million or 65 percent of revenue for the same period in 2008. The adjusted gross profit contribution by business unit was $5.3 million (83 percent) from Email Encryption and negative $0.2 million (negative 20 percent) from e-Prescribing. The gross profit improvement for the quarter came from solid revenue growth in Email Encryption on a largely fixed cost structure, partially offset by the decline in e-Prescribing revenues.
R&D and SG&A Expenditures: On an adjusted basis, the Company’s R&D expenses were $1.7 million and $1.3 million in the second quarter of 2009 and 2008, respectively, with the increase in 2009 due to investment in further adapting our service for international customers and enhancing the platform for our OEM partners in Email Encryption and ongoing workflow improvements and certification requirements for e-Prescribing. SG&A expenses on an adjusted basis were $4.3 million and $4.1 million in the second quarter of 2009 and 2008, respectively, with the increase in 2009 due to higher expenses for outside service providers.
Adjusted Earnings: The Company recorded an adjusted net loss of $0.8 million, or $0.01 loss per share for the second quarter of 2009, compared with an adjusted net loss of $0.7 million or $0.01 loss per share for the comparable quarter in 2008. The increase in adjusted net loss was driven by a decline in investment and other income due primarily to a decrease in interest rates in 2009 compared with 2008. See the attached “Reconciliation of GAAP and Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP line items.
Outlook: The Company forecasts revenue for the third quarter to be between $7.5 and $7.8 million. e-Prescribing deployments for the third quarter are expected to be between 200 and 250 deployments. Our adjusted basic earnings per share is expected to be between $0.00 and $0.01.
Corporate Governance: ZixCorp announced that, in accordance with Nasdaq Stock Market Rule 5635, over the past 15 months the Company has awarded 96,552 stock options to 28 newly hired employees for a variety of non-executive positions throughout the Company. Exercise prices ranged from $1.22 to $3.54 per share, with a weighted average price of $2.08. Approximately one-third of the options vest on the first anniversary of the grant, with the balance vesting on a pro rata basis over the subsequent eight quarters.
Second Quarter Conference Call Information
The Company’s second quarter operating results will be released after close of the U.S. financial markets on July 28, 2009. The Company will hold a conference call to discuss this information on July 28 at 5:00 p.m. ET.
A live Webcast of the conference call will be available on the investor relations portion of ZixCorp’s Web site at http://investor.zixcorp.com. Alternatively, participants can listen to the conference call by dialing 617-213-8064 or toll-free 866-770-7051 and entering access code 40200276. An audio replay of the conference will be available until August 4, by dialing 617-801-6888 or toll-free 888-286-8010, and entering the access code 36658027, and after that date via Webcast from the Company’s Web site.
About Zix Corporation
Zix Corporation is the leader in email encryption and payor sponsored e-prescribing services. ZixCorp offers the simplicity of Software as a Service with the convenience of customizable encryption policies. ZixCorp provides automated key management “in the cloud” for all its customers, resulting in a scalable, reliable, easy-to-use and simple-to-administer service. ZixDirectory is the largest email encryption directory in the world enabling seamless and secure communication among communities of interest. ZixDirectory connects over 16 million members and includes over 1,000 financial institutions, the FFIEC federal banking regulators, 20 state banking regulators, over 30 Blue Cross Blue Shield organizations and more than 1,000 hospitals. ZixCorp’s PocketScript® e-prescribing service saves lives and saves money by automating the prescription process between payors, doctors and pharmacies. For more information, visit http://www.zixcorp.com/.
ZixCorp Contacts:
Public Relations: Geoff Bibby (214) 370-2241, publicrelations@zixcorp.com
Investor Relations: Peter Wilensky (214) 515-7357, invest@zixcorp.com
Safe Harbor Statement for ZixCorp
The following is a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Many of the foregoing statements by Mr. Spurr are forward-looking statements, not a guarantee of future performance, and involve substantial risks and uncertainties. Actual results may differ materially from those projected in these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the fact that the preliminary financial results included in this press release could be subject to change based on adjustments that are deemed appropriate by the Company during the process of finalizing its quarterly financial statements; the Company’s continued operating losses and its PocketScript e-Prescribing service’s use of cash resources; the Company’s ability to achieve broad market acceptance for the Company’s products and services, including the Company’s ability to enter into new or expand existing sponsorship agreements for its PocketScript e-Prescribing business and the Company’s ability to continue realizing acceptance of its Email Encryption business in its core markets of healthcare and financial and to achieve market acceptance of its Email Encryption business in other markets; the Company’s ability to maintain existing and generate other revenue opportunities, including fees for scripts written or value added services for its payor customers from its PocketScript e-Prescribing business; the Company’s ability to establish and maintain strategic and OEM relationships to gain customers and grow revenues, particularly in its Email Encryption business; the expected increase in competition in the Company’s Email Encryption and e-Prescribing businesses; the Company’s ability to successfully and timely introduce new Email Encryption and e-Prescribing products and services or related products and services and implement technological changes; and whether the Company will enter into a strategic transaction with respect to its e-Prescribing business and the effects of any such transaction on the Company and its stockholders. Further details pertaining to such risks and uncertainties may be found in the Company’s public filings with the SEC. The Company does not intend, and undertakes no obligation, to update or revise any forward-looking statement, except as required by federal securities regulations.

Use of Non-GAAP Financial Information
Management evaluates and makes operating decisions using various performance measures. In addition to reporting financial results in accordance with GAAP, we also consider when making financial decisions, non-GAAP gross profit, operating income/(loss), net income/(loss), and earnings/(loss) per share which we refer to as “adjusted gross profit,” “adjusted operating income/(loss),” “adjusted net income/(loss),” and “adjusted earnings/(loss) per share.” In calculating adjusted gross profit, adjusted operating income/(loss), adjusted net income/(loss), and adjusted earnings/(loss) per share, management excludes certain items to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in management’s review, related to the Company’s ongoing operating performance.
We present adjusted gross profit, adjusted operating income/(loss), adjusted net income/(loss), and adjusted earnings/(loss) per share because we consider each to be an important supplemental measure of our performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources
We believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that calculating adjusted gross profit, adjusted operating income/(loss), adjusted net income/(loss), and adjusted earnings/(loss) per share also facilitates a comparison of ZixCorp’s underlying operating performance with that of other companies in our industry, which may from time to time use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for GAAP gross profit, operating income/(loss), net income/(loss), and earnings/(loss) per share, or any other performance measure determined in accordance with GAAP. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring.
Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP gross profit, operating income and net income. For more information, see the consolidated statements of income and the “Reconciliation of GAAP to Non-GAAP Financial Measures” contained in this press release.

ZIX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,
	2009	December 31,
	(unaudited)	2008
ASSETS
Current assets:
Cash and cash equivalents	$12,494,000	$13,245,000
Marketable securities	25,000	—
Receivables, net	628,000	476,000
Prepaid and other current assets	1,163,000	1,145,000

Total current assets	14,310,000	14,866,000
Restricted cash	—	28,000
Property and equipment, net	2,254,000	2,236,000
Goodwill and other assets	2,220,000	2,227,000

Total assets	$18,784,000	$19,357,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$4,122,000	$2,916,000
Deferred revenue	14,537,000	14,960,000
License subscription note payable	121,000	—

Total current liabilities	18,780,000	17,876,000
Long-term liabilities:
Deferred revenue	2,888,000	2,484,000
License subscription note payable, non-current	250,000	—
Deferred rent	267,000	300,000

Total long-term liabilities	3,405,000	2,784,000

Total liabilities	22,185,000	20,660,000
Total stockholders’ deficit	(3,401,000)	(1,303,000)

Total liabilities and stockholders’ deficit	$18,784,000	$19,357,000

ZIX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues	$7,371,000	$6,958,000	$14,627,000	$14,157,000

Cost of revenues	2,368,000	2,542,000	4,839,000	5,122,000

Gross profit	5,003,000	4,416,000	9,788,000	9,035,000
Operating expenses:
Research and development	1,747,000	1,381,000	3,478,000	2,926,000
Selling, general and administrative	5,228,000	4,607,000	9,872,000	9,424,000

Total operating expenses	6,975,000	5,988,000	13,350,000	12,350,000

Operating loss	(1,972,000)	(1,572,000)	(3,562,000)	(3,315,000)

Other income, net	73,000	222,000	141,000	338,000

Loss before income taxes	(1,899,000)	(1,350,000)	(3,421,000)	(2,977,000)
Provision for income taxes	(26,000)	—	(46,000)	(77,000)

Net loss	$(1,925,000)	$(1,350,000)	$(3,467,000)	$(3,054,000)

Basic and diluted loss per common share	$(0.03)	$(0.02)	$(0.05)	$(0.05)

Basic and diluted weighted average common shares outstanding	63,319,482	62,903,431	63,319,482	62,803,638

ZIX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2009	2008
Operating activites:
Net loss	$(3,467,000)	$(3,054,000)
Non-cash items in net loss	2,024,000	2,517,000
Changes in operating assets and liabilities	1,204,000	1,680,000

Net cash (used in) provided by operating activities	(239,000)	1,143,000

Investing activities:
Purchases of property and equipment	(515,000)	(544,000)
Restricted cash investments and marketable securities, net	3,000	1,734,000

Net cash (used in) provided by investing activities	(512,000)	1,190,000

Financing activities:
Proceeds from exercise of stock options	—	150,000

Net cash provided by financing activities	—	150,000

Increase (decrease) in cash and cash equivalents	(751,000)	2,483,000
Cash and cash equivalents, beginning of period	13,245,000	10,524,000

Cash and cash equivalents, end of period	$12,494,000	$13,007,000

“

ZIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended June 30, 2009
		Non-Cash	Non-	Strategic	Income
		Stock-based	Recurring	Alternative	Tax	Non-GAAP
	GAAP	Compensation	Items	Review	Impact	(“Adjusted”)
	Results	(A)	(B)	(C)	(D)	Net Loss
Revenues	$7,371,000	$—				$7,371,000

Cost of revenues	2,368,000	(59,000)	(42,000)			2,267,000

Gross profit	5,003,000	59,000	42,000	—	—	5,104,000
Operating expenses:
Research and development	1,747,000	(49,000)	(8,000)			1,690,000
Selling, general and administrative	5,228,000	(425,000)	(434,000)	(75,000)		4,294,000

Total operating expenses	6,975,000	(474,000)	(442,000)	(75,000)	—	5,984,000

Operating income/(loss)	(1,972,000)	533,000	484,000	75,000	—	(880,000)

Other income, net	73,000					73,000

Income/(loss) before income taxes	(1,899,000)	533,000	484,000	75,000	—	(807,000)
Provision for income taxes	26,000				2,000	28,000

Net income/(loss)	$(1,925,000)	$533,000	$484,000	$75,000	$(2,000)	$(835,000)

Basic and diluted loss per common share	$(0.03)					$(0.01)
Basic and diluted weighted average shares outstanding	63,319,482					63,319,482

(A)	Non-cash stock-based compensation charges relating to stock option grants awarded to employees and third-party service providers and accounted for in accordance with SFAS123R, “Share-Based Payment”

(B)	Severance payments related to reduction in force

(C)	Expenses related to strategic review of the Company’s e-Prescribing business segment

(D)	The Company’s U.S. operations’ net losses for U.S. tax purposes are fully provisioned. The non-GAAP provision for income taxes represents expected cash taxes to be paid

ZIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Six Months Ended June 30, 2009
		Non-Cash	Non-	Strategic	Income
		Stock-based	Recurring	Alternative	Tax	Non-GAAP
	GAAP	Compensation	Items	Review	Impact	(“Adjusted”)
	Results	(A)	(B)	(C)	(D)	Net Loss
Revenues	$14,627,000					$14,627,000

Cost of revenues	4,839,000	(185,000)	(42,000)			4,612,000

Gross profit	9,788,000	185,000	42,000	—	—	10,015,000
Operating expenses:
Research and development	3,478,000	(150,000)	(8,000)			3,320,000
Selling, general and administrative	9,872,000	(1,035,000)	(434,000)	(75,000)		8,328,000

Total operating expenses	13,350,000	(1,185,000)	(442,000)	(75,000)	—	11,648,000

Operating income/(loss)	(3,562,000)	1,370,000	484,000	75,000	—	(1,633,000)

Other income, net	141,000					141,000

Income/(loss) before income taxes	(3,421,000)	1,370,000	484,000	75,000	—	(1,492,000)
Provision for income taxes	46,000				(6,000)	40,000

Net income/(loss)	$(3,467,000)	$1,370,000	$484,000	$75,000	$6,000	$(1,532,000)

Basic and diluted loss per common share	$(0.05)					$(0.02)
Basic and diluted weighted average shares outstanding	63,319,482					63,319,482

(A)	Non-cash stock-based compensation charges relating to stock option grants awarded to employees and third-party service providers and accounted for in accordance with SFAS123R, “Share-Based Payment”

(B)	Severance payments related to reduction in force

(C)	Expenses related to strategic review of the Company’s e-Prescribing business segment

(D)	The Company’s U.S. operations’ net losses for U.S. tax purposes are fully provisioned. The non-GAAP provision for income taxes represents expected cash taxes to be paid

ZIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended June 30, 2008
		Non-Cash
		Stock-based	Income Tax	Non-GAAP
	GAAP	Compensation	Impact	(“Adjusted”)
	Results	(A)	(B)	Net Loss
Revenues	$6,958,000			$6,958,000

Cost of revenues	2,542,000	(78,000)		2,464,000

Gross profit	4,416,000	78,000	—	4,494,000
Operating expenses:
Research and development	1,381,000	(65,000)		1,316,000
Selling, general and administrative	4,607,000	(467,000)		4,140,000

Total operating expenses	5,988,000	(532,000)	—	5,456,000

Operating income/(loss)	(1,572,000)	610,000	—	(962,000)

Other income, net	222,000			222,000

Income/(loss) before income taxes	(1,350,000)	610,000	—	(740,000)
Provision for income taxes	—		(24,000)	(24,000)

Net income/(loss)	$(1,350,000)	$610,000	$24,000	$(716,000)

Basic and diluted loss per common share	$(0.02)			$(0.01)
Basic and diluted weighted average shares outstanding	62,903,431			62,903,431

(A)	Non-cash stock-based compensation charges relating to stock option grants awarded to employees and third-party service providers and accounted for in accordance with SFAS123R, “Share-Based Payment”

(B)	Actual taxes to be paid are consistent with the GAAP provision for income taxes

ZIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Six Months Ended June 30, 2008
		Non-Cash
		Stock-based	Income Tax	Non-GAAP
	GAAP	Compensation	Impact	(“Adjusted”)
	Results	(A)	(B)	Net Loss
Revenues	$14,157,000			$14,157,000

Cost of revenues	5,122,000	(157,000)		4,965,000

Gross profit	9,035,000	157,000	—	9,192,000
Operating expenses:
Research and development	2,926,000	(130,000)		2,796,000
Selling, general and administrative	9,424,000	(978,000)		8,446,000

Total operating expenses	12,350,000	(1,108,000)	—	11,242,000

Operating income/(loss)	(3,315,000)	1,265,000	—	(2,050,000)

Other income, net	338,000			338,000

Income/(loss) before income taxes	(2,977,000)	1,265,000	—	(1,712,000)
Provision for income taxes	77,000		(24,000)	53,000

Net income/(loss)	$(3,054,000)	$1,265,000	$24,000	$(1,765,000)

Basic and diluted loss per common share	$(0.05)			$(0.03)
Basic and diluted weighted average shares outstanding	62,803,638			62,803,638

(A)	Non-cash stock-based compensation charges relating to stock option grants awarded to employees and third-party service providers and accounted for in accordance with SFAS123R, “Share-Based Payment”

(B)	Actual taxes to be paid are consistent with the GAAP provision for income taxes